UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
August 23, 2010

Innocent, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)
333-150061	98-0585268
(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices)

2000 NE 22nd St.
Wilton Manors, FL 33305

(Registrant's telephone number, including area code)

(828) 489-9409

(Former Name or Former Address, if Changed Since Last Report)

None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposal of Assets

Innocent Inc. announced today that Global Finishing Ecuador has acquired the currently producing Murciealagos Vizcaya and Lilly Rai mining concessions, located in Ecuador's El Oro Province.  Innocent Inc. is the majority owner of GFE via its acquisition of 51% of Global Finishing Inc.

Under the terms of the purchase agreement, the Company will pay a total of $1,200,000 USD for the properties, with the initial down payment of $250,000 USD already delivered at the time of signing. Five additional payments totaling $950,000 USD will be due every sixth month thereafter. Innocent Inc. has agreed to secure and provide the funding for the completion acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innocent, Inc.
(Registrant)

/s/ Wayne Doss
Wayne Doss
President, Chief Executive Officer, and Director

Dated:	August 26, 2010